EXHIBIT 10.9

Boston Scientific Corporation

Non-Qualified Stock Option Award Agreement
for Non-Employee Directors

This Agreement, dated as of the %%OPTION_DATE,’Month DD, YYYY%-% (the "Grant Date"), is between Boston Scientific Corporation, a Delaware corporation (the "Company"), and the person whose name appears on the Signature Page of this Agreement (the "Participant"), a non-employee director of the Company. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Company's 2011 Long Term Incentive Plan, as amended from time to time (the "Plan").

1.    Grant and Acceptance of Award. The Company hereby awards to the Participant a Stock Option to purchase that number of shares of Stock set forth on the Signature Page of this Agreement at the price set forth herein (the "Grant Price"). The Grant Price is equal to the Fair Market Value of the Company’s Stock on the Grant Date. This award is granted pursuant to and is subject to the terms and conditions of this Agreement and the provisions of the Plan. The Participant hereby accepts the award of the Stock Option.

2.    Vesting and Term of Stock Option. Except as otherwise provided in Section 4 hereof (relating to a Separation From Service (as defined in the Boston Scientific Corporation Non-Employee Director Deferred Compensation Plan, as may be amended from time to time (the “Director Deferred Compensation Plan”)) and Section 5 hereof (relating to a Change in Control of the Company), the Stock Option awarded hereunder shall vest in full on the last day of the Participant’s current term as a non-employee director of the Company and have a term of ten (10) years from %%OPTION_DATE,’Month DD, YYYY%-% until %%EXPIRE_DATE_PERIOD1,’Month DD, YYYY%-% (the “Expiration Date”). If the Expiration Date falls on a date on which the New York Stock Exchange is closed for trading, the Expiration Date shall be the trading day immediately prior to the Expiration Date.

3.    Exercise of Stock Option. Once the Stock Option vests and while the Stock Option remains exercisable, the Participant may exercise the Stock Option by delivering to the Company or its designee, in the form and at the location specified by the Company, a notice stating the Participant’s intent to exercise the Stock Option to purchase a specified number of shares of Stock and pay the full Grant Price for such shares of Stock. Payment in full for the number of shares of Stock being acquired may be paid in such manner as the Administrator may specify from time to time, in its sole discretion, including, but not limited to the following: (a) in cash, (b) by certified check or bank draft payable in U.S. dollars ($US) to the order of the Company, (c) in whole or in part in shares of Stock owned by the Participant, valued at Fair Market Value, or (d) if available to the Participant, via cashless exercise, by which the Participant delivers to the Participant’s securities broker instructions to sell a sufficient number of shares of Stock acquired pursuant to the Stock Option to cover the Grant Price, any applicable tax obligations and the brokerage fees and expenses associated therewith. Notwithstanding the foregoing, if the Participant resides in a country where the local foreign exchange rules and regulations either preclude the remittance of currency out of

-Rev. 1.2018

EXHIBIT 10.9

the country for purposes of paying the Grant Price for the shares of Stock being acquired, or require the Company and/or the Participant to secure any legal or regulatory approvals, complete any legal or regulatory filings, or undertake any additional steps for remitting currency out of the country, the Company may restrict the method of exercise to a form of cashless exercise (either a cashless “sell all” exercise and/or a cashless “sell to cover” exercise) as it shall determine in its sole discretion.

The exercise date applicable to the Participant’s exercise of the Stock Option pursuant to this Section 3 will be deemed to be the date on which the Company receives the Participant’s irrevocable commitment to exercise the Stock Option in writing, subject to the Participant’s payment in full of the Grant Price for the shares of Stock to be acquired within 10 (ten) days of the notice of exercise of the Stock Option. The notice and payment in full of Grant Price for the shares of Stock being acquired must be received by the Company or its designee on or prior to the last day of the Stock Option term, as set forth in Section 2 above, except as provided in Sections 4 and 5 below.

Upon the Company’s determination that there has been a valid exercise of the Stock Option, the Company shall issue certificates in accordance with the terms of this Agreement or cause the Company’s transfer agent to make the necessary book entries for the shares of Stock subject to the exercised Stock Option. However, the Company shall not be liable to the Participant, the Participant’s personal representative or the Participant’s successor(s)-in-interest for damages relating to any delays in issuing the certificates or in making book entries, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in making book entries, or in the certificates themselves.

The Company shall not be obligated to issue any shares of Stock until (a) all federal, state and local laws and regulations, as the Company may deem applicable, have been complied with; (b) the shares have been listed or authorized for listing upon official notice to the New York Stock Exchange, Inc. or have otherwise been accorded trading privileges; and (c) all other legal matters in connection with the issuance and delivery of the shares have been approved by the Company’s legal department.

4.    Separation From Service.

a.    If the Participant experiences a Separation From Service (as defined in the Boston Scientific Corporation Non-Employee Director Deferred Compensation Plan, as may be amended from time to time (the “Director Deferred Compensation Plan”)) from the Company for any reason other than for cause (as defined in Section 4.a(4)(C) of the Plan) prior to the end of the Participant’s current term as a non-employee director of the Company, the Stock Option shall vest with respect to a pro rata number of shares of Stock subject to the Stock Option based on the number of months of service completed by the Participant (rounded up to the nearest whole month) prior to such Separation From Service, and the remainder of the Stock Option shall be immediately and automatically forfeited. The vested portion of the Stock Option shall remain exercisable by the Participant or the Participant’s appointed representative until the Stock Option Expiration Date or such other term as the Administrator may determine at or after grant, provided that such exercise period does not extend beyond the original Expiration Date.

-Rev. 1.2018

EXHIBIT 10.9

b.    If the Participant experiences a Separation From Service from the Company for cause (as defined in Section 4.a(4)(C) of the Plan), the Stock Option, whether vested or unvested, shall be forfeited.

c.    The Stock Option, to the extent unexerciseable on the date following the end of any period described above or the term of the Stock Option set forth above in Section 2, shall thereupon be forfeited.

d.    Any one of the Participant’s permitted transferee(s) (pursuant to Section 7 below) shall receive the rights herein granted subject to the terms and conditions of this Agreement and any applicable Addendum. No transfer of this Stock Option shall be approved and effected by the Administrator unless (i) the Administrator shall have been timely furnished with written notice of such transfer and any copies of such notice as the Administrator may deem, in its sole discretion, necessary to establish the validity of the transfer; (ii) the transferee or transferees shall have agreed in writing to be bound by the terms and conditions of this Agreement and any applicable Addendum; and (iii) such transfer complies with applicable laws and regulations.

e.    If the Participant resides in a country where the local foreign exchange rules and regulations require the repatriation of sale proceeds, the Company may require the Participant to sell any shares of Stock acquired under the Plan within a specified period following the Participant’s Separation From Service (as defined in the Director Deferred Compensation Plan) (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Participant’s behalf).

5.    Change in Control. Immediately prior to a Change in Control, any unvested portion of the Stock Option shall vest and become exercisable on a basis that gives the Participant a reasonable opportunity to participate as a stockholder in the Change in Control. In addition, the Stock Option shall terminate immediately prior to the Change in Control unless the Stock Option is exercised coincident therewith.

6.    Restrictions on Shares; Legend on Certificate. Shares of Stock issued to the Participant in certificate form or to the Participant’s book entry account upon exercise of the Stock Option may be restricted from transfer or sale by the Company and evidenced by stop-transfer instructions upon the Participant’s book entry account or restricted legend(s) affixed to certificates in the form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer.

7.    Transferability. Except as required by law, the Participant shall not sell, transfer, assign, pledge, gift, hypothecate or otherwise dispose of the Stock Option granted under this Agreement other than by will or the laws of descent and distribution or without payment of consideration to the Participant’s Family Members or to trusts or other entities for the benefit of the Participant’s Family Members. During the Participant’s lifetime, the Stock Option is exercisable only by the Participant, subject to Section 4 above. Transfers of shares of Stock by the Participant are subject to the Company’s Stock Trading Policy and applicable laws, rules and regulations.

-Rev. 1.2018

EXHIBIT 10.9

8.    Responsibility for Taxes; Tax Withholding. The Participant shall be responsible for the payment of any and all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance or other taxes of any kind (“Tax-Related Items”) required by law to be paid with respect to the grant, vesting and exercise of the Stock Option hereunder, including, without limitation, the payment of any applicable withholding, Self-Employment Contributions Act of 1954, as amended, and similar taxes or obligations. The Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including the grant of the Stock Option, the vesting of the Stock Option, the exercise of the Stock Option, the subsequent sale of any shares of Stock acquired upon exercise of the Stock Option and the receipt of any dividends, and (b) does not commit to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to the delivery of shares of Stock upon exercise of the Stock Option, if the Participant’s country of residence requires withholding of Tax-Related Items, the Company may withhold a sufficient whole number of shares of Stock otherwise issuable upon exercise of the Stock Option that has an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld or, to the extent it would not result in adverse accounting treatment, the Company may, in its sole discretion withhold shares of Stock based on a rate of up to the maximum applicable withholding rate. The cash equivalent of the shares of Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. By accepting the Stock Option, the Participant expressly consents to the withholding of shares of Stock as provided for hereunder.

Alternatively, the Participant hereby authorizes the Company (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization) to immediately sell a sufficient whole number of shares of Stock acquired upon exercise resulting in sale proceeds sufficient to pay the Tax-Related Items required to be withheld. The Participant agrees to sign any agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the shares of Stock (including, without limitation, as to the transfer of the sale proceeds to the Company to satisfy the Tax-Related Items required to be withheld). Further, the Company may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from the Participant’s compensation or any other amounts payable to the Participant, with no withholding of shares of Stock or sale of shares of Stock, or may require the Participant to submit a cash payment equivalent to the Tax-Related Items required to be withheld with respect to the Stock Option.

All other Tax-Related Items related to the Stock Option and any shares of Stock delivered in settlement of an exercised Stock Option are the Participant’s sole responsibility. In no event, shall whole shares be withheld by or delivered to the Company in satisfaction of any Tax-Related Items in excess of the maximum statutory tax withholding required by law. The Participant agrees to indemnify the Company and its Affiliates against any and all liabilities, damages, costs and expenses that the Company and its Affiliates may hereafter incur, suffer or be required to pay with respect to the payment or withholding of any Tax-Related Items.

-Rev. 1.2018

EXHIBIT 10.9

The Stock Option is intended to be exempt from the requirements of Section 409A of the Code. The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that the Agreement is subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, in its sole discretion, and without the Participant’s consent, amend this Agreement to cause it to comply with Code Section 409A or be exempt from Code Section 409A.

9.    Repatriation and Legal/Tax Compliance Requirements. If the Participant is resident outside of the United States, the Participant agrees to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of shares of Stock) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence. In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by the Company, as may be required to allow the Company to comply with local laws, rules and regulations in the Participant’s country of residence. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence.

10.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other grant materials by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company may hold certain personal information about the Participant, including (but not limited to) the Participant’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (e.g., resident registration number), nationality, job title, any shares of Stock or directorships held in the Company, and details of all Stock Options awarded to the Participant or any other entitlements to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”) for the purpose of implementing, managing and administering the Plan.

The Participant understands that Data may be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan, including but not limited to E*TRADE Securities LLC (“E*TRADE”) or any successor or any other third party that the Company or E*TRADE (or its successor) may engage to assist with the administration of the Plan from time to time. The Participant understands the recipients of the Data may be located in the Participant’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s Vice President, Total Rewards.

The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing

-Rev. 1.2018

EXHIBIT 10.9

the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired upon exercise of the Stock Option. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Vice President, Total Rewards. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later revokes his or her consent, the Participant’s service with the Company will not be adversely affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Stock Options or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s Vice President, Total Rewards.

Finally, upon request of the Company, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company) to the Company that the Company may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that the Participant will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company.

11.    Nature of Grant. By participating in the Plan, the Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Administrator at any time, to the extent permitted by the Plan;

(b)    the grant of the Stock Option is voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu of Stock Options, even if Stock Options have been granted in the past;

(c)    all decisions with respect to future grants of Stock Options, if any, will be at the sole discretion of the Administrator;

(d)    the Stock Option grant and the Participant’s participation in the Plan shall not be interpreted to form a contractual or other relationship with the Company or its Affiliates; further, the award of the Stock Option hereunder shall not confer upon the Participant any right to continued service as a director of the Company and this Agreement shall not be construed in any way to limit

-Rev. 1.2018

EXHIBIT 10.9

the rights of the Company or its shareholders pursuant to the organizational documents of the Company and applicable law;

(e)    the Participant is voluntarily participating in the Plan;

(f)    the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

(g)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Option resulting from the termination of the service relationship; and

(h)    the following provisions apply only if the Participant is resident outside the United States: (A) the Stock Option, the shares of Stock subject to the Stock Option, and the income and value of same are not part of normal or expected compensation for any purpose; and (B) the Company shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Stock Option or of any amount due to the Participant pursuant to the exercise of the Stock Option or the subsequent sale of any shares of Stock acquired upon exercise.

12.    Securities Laws. Upon the acquisition of any shares of Stock pursuant to the exercise of the Stock Option, the Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with the Plan.

13.    Not a Public Offering. If the Participant is resident outside the United States, neither the grant of the Stock Option under the Plan nor the issuance of the underlying shares of Stock upon exercise of the Stock Option is intended to be a public offering of securities in the Participant’s country of residence. The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities unless otherwise required under local law, and the grant of Stock Options is not subject to the supervision of securities authorities outside the United States.

14.    Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or his or her broker’s country of residence or where the shares of Stock are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws that may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to those shares of Stock (e.g., Stock Options) or rights linked to the value of shares (e.g., phantom awards, futures) during such times the Participant is considered to have “inside information” regarding the Company, as defined in the laws or regulations in the Participant’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed insider information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading

-Rev. 1.2018

EXHIBIT 10.9

policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any restrictions and is advised to speak to the Participant’s personal advisor on this matter.

15.    No Advice Regarding Grant. No Employee of the Company is permitted to advise the Participant regarding participation in the Plan or the Participant’s acquisition or sale of shares of Stock. Investment in shares of Stock involves a degree of risk. Before deciding whether to participate in the Plan, the Participant should carefully consider all risk factors relevant to the acquisition of shares of Stock under the Plan, and the Participant should carefully review all of the materials related to the Stock Option and the Plan. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors before taking any action related to the Plan.

16.    Electronic Delivery of Documents. The Company may, in its sole discretion, deliver any documents related to the Stock Option and participation in the Plan, or future grants of Stock Options that may be granted under the Plan, by electronic means unless otherwise prohibited by local law. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party-designated by the Company.

17.    Language. If the Participant is resident outside of the United States, the Participant hereby acknowledges and agrees that it is the Participant’s express intent that this Agreement and any applicable Addendum, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Stock Option, be drawn up in English. If the Participant has received this Agreement and any applicable Addendum, the Plan or any other documents related to the Stock Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

18.    Addendum. Notwithstanding any provision of this Agreement to the contrary, the Stock Option shall be subject to any special terms and conditions for the Participant’s country of residence as are forth in the applicable addendum to the Agreement, if any (the “Addendum”). Further, if the Participant transfers residence to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Stock Option or the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer of residence). Any applicable Addendum shall constitute part of this Agreement.

19.    Additional Requirements. The Administrator reserves the right to impose other requirements on the Stock Option, any shares of Stock acquired pursuant to the Stock Option and the Participant’s participation in the Plan to the extent the Administrator determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Stock Option or the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

-Rev. 1.2018

EXHIBIT 10.9

20.       Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for such Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

21.    Award Subject to the Plan; Conflicts. The Stock Option granted by this Agreement and any applicable Addendum is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. This Agreement contains terms and provisions established by the Administrator specifically for the grant described herein. Unless the Administrator has exercised its authority under the Plan to establish specific terms of an Award, the terms of the Plan shall govern. Subject to the limitations set forth in the Plan, the Administrator retains the right to alter or modify the Stock Option granted under this Agreement as the Administrator may determine are in the best interests of the Company. The Participant hereby accepts the Stock Option subject to all the terms and provisions of the Plan and this Agreement and agrees that all decisions under, and interpretations of, the Plan and this Agreement by the Administrator, Committee or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs and legal representatives.

22.    Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflicts of laws principles) and applicable federal laws. For the purpose of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of The Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Massachusetts or the federal courts of the United States for the District of Massachusetts.

23.    Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

24.    Severability. The Participant agrees that the provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

25.    Waiver. The Participant understands that the waiver by the Company with respect to the Participant’s compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.

26.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[remainder of page intentionally left blank]

-Rev. 1.2018

EXHIBIT 10.9

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed and delivered this Agreement as a sealed instrument as of the date and year first above written.

PLAN: 2011 LONG TERM INCENTIVE PLAN
Shares of Stock Subject to the Stock Option: %%TOTAL_SHARES_GRANTED%-%
Grant Price: %%OPTION_PRICE,’$999,999,999.99’%-%

BOSTON SCIENTIFIC CORPORATION

Name: Michael F. Mahoney
Title: President and Chief Executive Officer

%%FIRST_NAME%-% %%LAST_NAME%-%
PARTICIPANT*

*Signed via electronic signature

By electronically accepting the Award, THE PARTICIPANT agreeS that (i) such acceptance constitutes THE PARTICIPANT’S electronic signature in execution of this Agreement; (ii) THE PARTICIPANT agreeS to be bound by the provisions of the Plan, the Agreement and ANY Addendum; (iii) THE PARTICIPANT HAS reviewed the Plan, the Agreement and ANY Addendum in their entirety, haS had an opportunity to obtain the advice of counsel prior to accepting the Award and fully understandS all of the provisions of the Plan, the Agreement and ANY Addendum; (iv) THE PARTICIPANT HAS been provided with a copy or electronic access to a copy of the U.S. prospectus for the Plan; and (v) THE PARTICIPANT hereby agreeS to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement and ANY Addendum.

6677169-v3\GESDMS

-Rev. 1.2018